UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 24, 2007

Q.E.P. CO., INC.

(Exact name of registrant as specified in its charter)

DELAWARE	0-21161	13-2983807
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1001 Broken Sound Parkway, NW Suite A

Boca Raton, Florida 33487

(Address of principal executive offices)

561-994-5550

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a–12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On August 24, 2007, the Board of Directors of the Company adopted the Amended and Restated Bylaws of the Company, effective immediately upon their adoption to supersede and replace the existing Bylaws of the Company.

Specifically, Article V was modified. The Board of Directors amended and restated the Bylaws in order to comply with a Nasdaq rule change requiring listed securities to be eligible to participate in the Direct Registration System (“DRS”) by January 1, 2008. DRS allows a stockholder’s ownership of securities to be recorded, maintained and transferred on the books of the Company or transfer agent without the issuance of a physical stock certificate.

A copy of the Amended and Restated Bylaws of the Company is attached hereto as Exhibit 3.2 and is incorporated herein by reference.

Item 8.01.	Financial Statements and Exhibits.

On August 24, 2007, the Company issued a press release announcing that the Company has regained compliance with the Nasdaq continuing listing standards. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(c) Exhibits.

Exhibit Number	Description of Exhibit
3.2	Amended and Restated Bylaws of Q.E.P. Co., Inc.

99.1	Press release, dated August 24, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 28, 2007

Q.E.P. Co., Inc.

By:	/s/ Lewis Gould
Name:	Lewis Gould
Title:	Chairman of the Board of Directors and Chief Executive Officer

Exhibit Index

Exhibit Number	Description of Exhibit
3.2	Amended and Restated Bylaws of Q.E.P. Co., Inc.

99.1	Press release, dated August 24, 2007